SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |x|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
|x| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          OCWEN FINANCIAL CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|x| No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid:

   _____________________________________________________________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________

(032796DTI)

                                 March 31, 1998

Dear Fellow Shareholder:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of Ocwen Financial Corporation to be held at the first floor offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, on Wednesday, May 13, 1998 at 9:00 a.m., Eastern Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

     IT IS VERY IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Ocwen Financial Corporation are sincerely appreciated.

                                          Sincerely,

                                          WILLIAM C. ERBEY
                                          Chairman and Chief Executive Officer

                          OCWEN FINANCIAL CORPORATION
                        1675 Palm Beach Lakes Boulevard
                         West Palm Beach, Florida 33401

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1998

                            ------------------------

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Ocwen Financial Corporation (the "Company") will be held at the first floor offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 on Wednesday, May 13, 1998 at 9:00 a.m., Eastern Time, for the following purposes:

          1. To elect five directors for a one-year term and until their successors are elected and qualified;

          2. To adopt the Ocwen Financial Corporation 1998 Annual Incentive
             Plan;

          3. To adopt the Ocwen Financial Corporation Long-Term Incentive Plan;

          4. To ratify the appointment by the Board of Directors of Price Waterhouse LLP as the independent auditor of the Company for the fiscal year ending December 31, 1998; and

          5. To transact such other business as may properly come before the meeting and any adjournment thereof (management is not aware of any such other business).

     The Board of Directors has fixed March 15, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          JOHN R. ERBEY
                                          Secretary

West Palm Beach, Florida
March 31, 1998

                          OCWEN FINANCIAL CORPORATION

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is being furnished to holders of the common stock, par value $.01 per share (the "Common Stock"), of Ocwen Financial Corporation, a Florida corporation (the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the first floor offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, on Wednesday, May 13, 1998 at 9:00 a.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy card (the "Proxy") are first being mailed to shareholders on or about March 31, 1998.

     The Proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each Proxy received will be voted: (i) for the nominees for director described herein; (ii) for approval of the Ocwen Financial Corporation 1998 Annual Incentive Plan (the "1998 Annual Incentive Plan"); (iii) for approval of the Ocwen Financial Corporation Long-Term Incentive Plan (the "Long-Term Incentive Plan"); (iv) for the ratification of the appointment of Price Waterhouse LLP as the independent auditor of the Company for the fiscal year ending December 31, 1998; and (v) upon the transaction of such other business as may properly come before the meeting, in accordance with the judgment of the persons appointed as proxies.

     Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice thereof with the Secretary of the Company, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401;
(ii) submitting a properly executed Proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only holders of record of Common Stock at the close of business on March 15, 1998 (the "Voting Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. On the Voting Record Date, there were 60,708,520 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. (All information relating to the number and price of shares of Common Stock contained in this Proxy Statement has been adjusted to reflect the two-for-one split of the Common Stock in November 1997.) Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.

     Assuming the presence of a quorum, the five persons receiving the greatest number of votes of the Common Stock cast at the Annual Meeting by the holders of stock entitled to vote shall be elected as directors of the Company. Assuming the presence of a quorum, the proposals to adopt the 1998 Annual Incentive Plan and the Long-Term Incentive Plan and to ratify the appointment of Price Waterhouse LLP as the Company's independent auditor for 1998 and any other matter properly submitted to shareholders for their consideration at the Annual Meeting (other than the election of directors) shall be approved if the votes cast by the holders of the shares represented at the Annual Meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

     With regard to the election of directors, shareholders may vote in favor of or withhold authority to vote for one or more nominees for director. Votes that are withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect. Abstentions may be specified on all other proposals. Abstentions will not be counted in determining the votes cast in connection with the proposals to adopt the 1998 Annual Incentive Plan and the Long-Term Incentive Plan and to ratify the appointment of the Company's independent auditor and, thus, will have no effect on such proposals.

     The election of directors and the proposal to ratify the Company's independent auditor are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the Annual Meeting. The proposals to adopt the 1998 Annual Incentive Plan and the Long-Term Incentive Plan are considered "non discretionary" items for which there may be broker nonvotes at the Annual Meeting. Because of the required votes, broker nonvotes will have no effect on the vote on the proposals.

     The presence at the Annual Meeting of a majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Company's Bylaws provide that the Board of Directors of the Company shall be comprised of between three and seven members, with the exact number to be fixed by the Board of Directors. A resolution adopted by the Board of Directors pursuant to the Company's Bylaws has established the number of directors at five. Directors are elected annually and hold office until the earlier of the election and qualification of their successors or their resignation and removal.

     Each of the five persons standing for election at the Annual Meeting is currently a director of the Company. There are no arrangements or understandings between any nominee for director and any other person pursuant to which such person was selected as a nominee. William C. Erbey, Chairman of the Board and Chief Executive Officer, and John R. Erbey, Managing Director and Secretary, are brothers. Otherwise, no director is related to any other director or executive officer of the Company by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as a director if elected.

NOMINEES FOR DIRECTOR

     The following table sets forth certain information concerning the five nominees for director.

                                                                   DIRECTOR
NAME                                                   AGE(1)       SINCE
----                                                   ------      --------
William C. Erbey.....................................    48          1988
Hon. Thomas F. Lewis.................................    73          1997
W.C. Martin..........................................    49          1996
Howard H. Simon......................................    57          1996
Barry N. Wish........................................    56          1988

------------------
            (1) As of March 15, 1998.

     William C. Erbey. Mr. Erbey has served as President and Chief Executive Officer of the Company since January 1988, as Chief Investment Officer of the Company since January 1992, and as Chairman of the Board of Directors of the Company since September 1996. Mr. Erbey has served as Chairman of the Board of Ocwen Federal Bank FSB (the "Bank"), a subsidiary of the Company, since February 1988 and as President and Chief Executive Officer of the Bank since June 1990. Mr. Erbey also has served since May 1997 as Chairman, Chief Executive Officer and Treasurer of Ocwen Asset Investment Corp. ("OAIC"), a publicly held real estate investment trust whose operating strategies are managed by a wholly owned subsidiary of the Company (but which is subject to the supervision of OAIC's Board of Directors), and serves as a director and officer of many subsidiaries of the Company and of OAIC. From 1983 to 1995, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group ("Oxford"), a private investment company, in charge of merchant banking. From 1975 to 1983, Mr. Erbey served at General Electric Capital Corporation ("GECC") in various capacities, most recently as President and Chief Operating Officer of General Electric Mortgage Insurance Corporation, a subsidiary of the General Electric Company engaged in the mortgage insurance business. Mr. Erbey also served as program general manager of GECC's Commercial Financial Services Department and its subsidiary, Acquisition Funding Corporation.

     Hon. Thomas F. Lewis. Mr. Lewis has served as a director of the Company since May 1997. Mr. Lewis served as a United States Congressman, representing the 12th District of Florida from 1983 to 1995. Mr. Lewis served in the House and Senate of the Florida State Legislature at various times. Mr. Lewis is a principal of Lewis Properties, Vice President of Marian V. Lewis Real Estate and Investments and a director of T&M Ranch & Nursery. Mr. Lewis currently is Chairman of the Board of Directors of the U.S. Department of Veterans Affairs Research Foundation. He also is a member of the Economic Council of Palm Beach County. Mr. Lewis formerly served as a United States delegate to the North Atlantic Treaty Organization and as a member of the President's Advisory Commission on Global Trade Policies.

     W.C. Martin. Mr. Martin has served as a director of the Company and of the Bank since July 1996 and June 1996, respectively. Since 1982, Mr. Martin has been associated with Holding Capital Group ("HCG") and has been engaged in the acquisition and turnaround of businesses in a broad variety of industries. Since March 1993, Mr. Martin also has served as President and Chief Executive Officer of SV Microwave, a company he formed along with other HCG investors to acquire the assets of the former Microwave Division of Solitron Devices, Inc. Prior to 1982, Mr. Martin was a Manager in Touche Ross & Company's Management Consulting Division, and prior to that, he held positions in financial management with Chrysler Corporation.

     Howard H. Simon. Mr. Simon has served as a director of the Company since July 1996. Mr. Simon is the Managing Director of Simon, Master & Sidlow, P.A., a certified public accounting firm which Mr. Simon founded in 1978 and which is based in Wilmington, Delaware. He has served as a director of the Bank since 1987. Mr. Simon is a past Chairman and current member of the Board of Directors of CPA Associates International, Inc. Prior to 1978, Mr. Simon was a Partner of Touche Ross & Company.

     Barry N. Wish. Mr. Wish has served as Chairman, Emeritus of the Board of Directors of the Company since September 1996 and as a director of the Bank since February 1988. Mr. Wish served as Chairman of the Board of the Company from January 1988 to September 1996. From 1983 to 1995, Mr. Wish served as a Managing General Partner of Oxford, which he founded. From 1979 to 1983, he was a Managing General Partner of Walsh, Greenwood, Wish & Co., a member firm of the New York Stock Exchange. Prior to founding that firm, Mr. Wish was a Vice President and shareholder of Kidder, Peabody & Co., Inc.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES FOR DIRECTOR.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held a total of ten meetings during 1997. No director of the Company attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held while he was a member of the Board of Directors during 1997 and the total number of meetings held by all committees thereof during the period which he served on such committees during 1997.

     The Board of Directors of the Company has established an Executive Committee, an Audit Committee and a Nominating and Compensation Committee. A brief description of these committees is set forth below.

     The Executive Committee acts on behalf of the Board of Directors on matters when the full Board of Directors is not in session. Currently, the members of the Executive Committee are Directors Erbey (Chairman) and Wish. This committee met seven times during 1997.

     The Audit Committee of the Board of Directors reviews and advises the Board of Directors with respect to reports by the Company's independent auditor and monitors the Company's compliance with laws and regulations applicable to the Company's operations. Currently, the members of the Audit Committee are Directors Simon (Chairman), Lewis and Martin. This committee met three times during 1997.

     The Nominating and Compensation Committee evaluates and makes recommendations to the Board of Directors for the election of directors. The Nominating and Compensation Committee also administers personnel and compensation matters relating to the executive officers of the Company. The Nominating and Compensation Committee will consider nominees for director recommended by shareholders, but has not adopted any procedures to be followed by shareholders in submitting such recommendations. Currently, the members of the Nominating and Compensation Committee are Directors Martin (Chairman), Lewis and Simon. This committee met three times during 1997.

                        BOARD OF DIRECTORS COMPENSATION

     Pursuant to the Directors Stock Plan adopted by the Board of Directors and shareholders of the Company in July 1996, the Company compensates directors by delivering a total annual value of $10,000 payable in shares of Common Stock (which may be prorated for a director serving less than a full one-year term, as in the case of a director joining the Board of Directors after an annual meeting of shareholders), subject to review and adjustment by the Board of Directors from time to time. Such payment is made after the annual organizational meeting of the Board of Directors which follows the annual meeting of shareholders of the Company. An additional annual fee payable in shares of Common Stock, which currently amounts to $2,000, subject to review and adjustment by the Board of Directors from time to time, is paid to committee chairs after the annual organizational meeting of the Board of Directors. During 1997, an aggregate of 1,876 shares of Common Stock was granted to the five directors of the Company and the three committee chairs.

     The number of shares issued pursuant to the Directors Stock Plan is based on their "fair market value" on the date of grant. The term "fair market value" is defined in the Directors Stock Plan to mean the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange ("NYSE") on the relevant date.

     Shares issued pursuant to the Directors Stock Plan, other than the committee chair fee shares, are subject to forfeiture during the 12 full calendar months following election or appointment to the Board of Directors if the director does not attend an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which he is a member during such period.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following table sets forth certain information with respect to each person who currently serves as an executive officer of the Company but does not serve on the Company's Board of Directors. Executive officers of the Company are elected annually by the Board of Directors and generally serve at the discretion of the Board. There are no arrangements or understandings between the Company and any person pursuant to which such person was elected as an executive officer of the Company. Other than William C. Erbey and John R. Erbey, who are brothers, no director or executive officer is related to any other director or executive officer of the Company or any of its subsidiaries by blood, marriage or adoption.

NAME                             AGE(1)      POSITION
----                             ------      --------
John R. Barnes.................    55        Senior Vice President
Joseph A. Dlutowski............    33        Senior Vice President, Assistant Secretary
                                             and Stock Compliance Officer
John R. Erbey..................    57        Managing Director, Secretary
                                             and General Counsel
Robert E. Koe..................    52        Managing Director
Christine A. Reich.............    36        Managing Director
Mark S. Zeidman................    46        Senior Vice President
                                             and Chief Financial Officer

------------------
      (1) As of March 15, 1998.

     The background for the last five years of each executive officer of the Company who is not a director, as well as certain other information, is set forth below.

     John R. Barnes. Mr. Barnes has served as Senior Vice President of the Company and the Bank since May 1994 and served as Vice President of the same from October 1989 to May 1994. Mr. Barnes was a Tax Partner in the firm of Deloitte Haskins & Sells from 1986 to 1989 and in the firm of Arthur Young & Co. from 1979 to 1986. Mr. Barnes was the Partner in Charge of the Cleveland Office Tax Department of Arthur Young & Co. from 1979 to 1984. Mr. Barnes also has served since May 1997 as Senior Vice President of OAIC and serves as an officer and/or a director of many subsidiaries of the Company and OAIC.

     Joseph A. Dlutowski. Mr. Dlutowski has served as Senior Vice President of the Company and the Bank since March 1997. Mr. Dlutowski also has served since May 1997 as Senior Vice President of OAIC and serves as an officer and/or a director of many subsidiaries of the Company and OAIC. Mr. Dlutowski joined the Bank in October 1992 and served as a Vice President from May 1993 until March 1997. From 1989 to 1991, Mr. Dlutowski was associated with the law firm of Baker and Hostetler.

     John R. Erbey. Mr. Erbey has served as a Managing Director of the Company since January 1993 and as Secretary of the Company since June 1989, and served as Senior Vice President of the Company from June 1989 until January 1993. Mr. Erbey has served as a director of the Bank since 1990, as a Managing Director of the Bank since May 1993 and as Secretary of the Bank since July 1989. Mr. Erbey also has served since May 1997 as Managing Director and Secretary of OAIC and serves as an officer and/or a director of many subsidiaries of the Company and OAIC. Previously, Mr. Erbey served as Senior Vice President of the Bank from June 1989 until May 1993. From 1971 to 1989, Mr. Erbey was a member of the Law Department of Westinghouse Electric Corporation ("Westinghouse") and held various management positions, including Associate General Counsel and Assistant Secretary from 1984 to 1989. Previously, he held the positions of Assistant General Counsel of the Industries and International Group and Assistant General Counsel of the Power Systems Group of Westinghouse.

     Robert E. Koe. Mr. Koe has served as a Managing Director of the Company and the Bank since July 1, 1996. Mr. Koe also serves as an officer and/or a director of many subsidiaries of the Company and OAIC. Mr. Koe has served as a director of the Bank since 1994. Mr. Koe formerly was Chairman, President and Chief Executive Officer of United States Leather, Inc. ("USL"), which includes Pfister & Vogel Leather, Lackawanna Leather, A.L. Gebhardt and Caldwell/Moser Leather. Prior to joining USL in 1990, he was Vice Chairman of Heller Financial Inc., and served as a member of the board of its parent company, Heller International Corp. ("Heller"), as well as Heller Overseas Corp. Mr. Koe moved to Heller in 1984 from General Electric Capital Corp. ("GECC"), where he held positions which included Vice President and General Manager of Commercial Financial Services, Vice President and General Manager of Commercial Equipment Financing, and President of Acquisition Funding Corp. Before joining GECC, Mr. Koe held various responsibilities with its parent, General Electric Company, from 1967 to 1975.

     Christine A. Reich. Ms. Reich has served as a Managing Director of the Company since June 1994. Ms. Reich also has served since May 1997 as a director and President of OAIC and serves as an officer and/or a director of many subsidiaries of the Company and OAIC. Ms. Reich served as Chief Financial Officer of the Company from January 1990 to May 1997, as Senior Vice President of the Company from January 1993 until June 1994 and as Vice President of the Company from January 1990 until January 1993. Ms. Reich has served as a director of the Bank since 1993 and as a Managing Director of the Bank since June 1994, and served as Chief Financial Officer of the Bank from May 1990 to May 1997. Ms. Reich served as Senior Vice President of the Bank from May 1993 to June 1994 and Vice President of the Bank from January 1990 to May 1993. From 1987 to 1990, Ms. Reich served as an officer of another subsidiary of the Company. Prior to 1987, Ms. Reich was employed by KPMG Peat Marwick LLP, most recently in the position of Manager.

     Mark S. Zeidman. Mr. Zeidman has served as Senior Vice President and Chief Financial Officer of the Company and the Bank since May 1997. Mr. Zeidman also has served since June 1997 as Senior Vice President and Chief Financial Officer of OAIC and serves as an officer of many subsidiaries of the Company and OAIC. From 1986 until May 1997, Mr. Zeidman was employed by Nomura Securities International, Inc., most recently as Managing Director. Prior to 1986, Mr. Zeidman held positions with Shearson Lehman Brothers and Coopers & Lybrand. Mr. Zeidman is a Certified Public Accountant.

                         SECURITY OWNERSHIP OF CERTAIN
                               BENEFICIAL OWNERS

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the date indicated by: (i) each director and named executive officer of the Company and (ii) all directors and executive officers of the Company as a group. The table is based upon information supplied to the Company by its directors and executive officers. The address for each of the individuals named below is the same as that of the Company.

     Other than as set forth in the following table, as of the date of this Proxy Statement, there was no person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who or which were known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock.

                                                       SHARES BENEFICIALLY OWNED AS
                                                             OF MARCH 15, 1998
                                                       -----------------------------
NAME OF BENEFICIAL OWNER                                AMOUNT(1)           PERCENT
------------------------                               ------------         --------
William C. Erbey.....................................   19,341,270 (2)        31.6%
Barry N. Wish........................................    9,372,249 (3)        15.3%
Hon. Thomas F. Lewis.................................        1,070 (4)           *
W.C. Martin..........................................        5,806 (5)           *
Howard H. Simon......................................        2,406 (6)           *
Joseph A. Dlutowski..................................       46,830 (7)           *
John R. Erbey........................................    2,088,408 (8)         3.4%
Robert E. Koe........................................      143,858 (9)           *
Christine A. Reich...................................      445,302(10)           *
All directors and executive officers as a group (11
  persons)...........................................   31,646,251(11)        51.8%

------------------
     * Less than 1%.

 (1) For purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated an individual has sole voting power and sole investment power with respect to the indicated shares.

 (2) Includes 13,697,580 shares held by FF Plaza Partners, a Delaware partnership whose partners are William C. Erbey, his spouse, E. Elaine Erbey, and Delaware Permanent Corporation, a corporation wholly owned by William C. Erbey. Mr. and Mrs. William C. Erbey share voting and dispositive power with respect to the shares owned by FF Plaza Partners. Also includes 5,409,704 shares held by Erbey Holding Corporation, a corporation wholly owned by William C. Erbey. Also includes 2,406 shares held pursuant to the Directors Stock Plan and options to acquire 231,580 shares which were exercisable at or within 60 days of March 15, 1998.

 (3) Includes 8,878,305 shares held by Wishco, Inc., a corporation controlled by Barry N. Wish pursuant to his ownership of 93.0% of the common stock thereof; 351,940 shares held by B.N.W. Partners, a Delaware partnership of which the partners are Mr. Wish and B.N.W., Inc., a corporation wholly owned by Mr. Wish; and 140,000 shares held by the Barry Wish Family Foundation, Inc., a charitable foundation of which Mr. Wish is a director. Also includes 2,004 shares held pursuant to the Directors Stock Plan.

 (4) Includes 400 shares held jointly with spouse. Also includes 670 shares held pursuant to the Directors Stock Plan.

 (5) Includes 3,400 shares held for the benefit of Mr. Martin by the Martin & Associates Management Consultants, Inc. Defined Contribution Pension Plan & Trust. Also includes 2,406 shares held pursuant to the Directors Stock Plan.

 (6) Consists of shares held pursuant to the Directors Stock Plan.

 (7) Includes 25,960 shares held jointly with spouse. Also includes options to acquire 20,870 shares of Common Stock which were exercisable at or within 60 days of March 15, 1998.

 (8) Includes 1,807,330 shares held by John R. Erbey Family Limited Partnership, a Georgia limited partnership whose general partner is a corporation wholly owned by John R. Erbey and whose limited partners consist of John R. Erbey, his spouse and children. Also includes options to acquire 267,948 shares of Common Stock which were exercisable at or within 60 days of March 15, 1998.

 (9) Includes 40,350 shares held by Mr. Koe's spouse. Also includes options to acquire 63,158 shares of Common Stock which were exercisable at or within 60 days of March 15, 1998. Does not include 10,100 shares held by Mr. Koe's son and daughter.

(10) Includes 445,300 shares held by CPR Family Limited Partnership, a Georgia limited partnership whose general partner is a corporation wholly owned by Christine A. Reich and whose limited partners are Christine A. Reich and her spouse.

(11) Includes options to acquire an aggregate of 605,856 shares of Common Stock which were exercisable at or within 60 days of March 15, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them, except that Mr. Lewis inadvertently failed to file a Form 4 in a timely manner to report an acquisition of shares on October 30, 1997. Mr. Lewis made the required filing promptly after becoming aware of this, and the transaction did not give rise to any liability under
Section 16(b) of the Exchange Act.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table discloses compensation received by the Company's chief executive officer and the four other most highly paid executive officers of the Company for the years indicated.

                                         ANNUAL COMPENSATION                LONG-TERM COMPENSATION AWARDS
                                    ------------------------------   --------------------------------------------
                                                                                     NO. OF
                                                                     RESTRICTED    SECURITIES
                                                                       STOCK       UNDERLYING        ALL OTHER
NAME AND POSITION                   YEAR   SALARY($)   BONUS($)(1)     AWARDS     OPTIONS(#)(2)   COMPENSATION($)
-----------------                   ----   ---------   -----------   ----------   -------------   ---------------
William C. Erbey..................  1997   $150,000    $1,300,000        --          235,756(3)       $3,000(4)
  Chairman of the Board and Chief   1996    150,000       650,000        --          115,790           3,000(4)
    Executive Officer               1995    150,000            --        --          231,580           3,000(4)
John R. Erbey.....................  1997    150,000       925,000        --          162,083(3)        3,000(4)
  Managing Director and Secretary   1996    150,000       525,000        --          178,948           3,000(4)
                                    1995    150,000        50,000        --           89,000           3,000(4)
Robert E. Koe.....................  1997    150,000       350,000        --           49,116(3)        6,731(5)
  Managing Director                 1996     75,000(6)    250,000(6)     --           63,158           7,973(6)
Christine A. Reich................  1997    150,000       850,000        --          147,348(3)        3,000(4)
  Managing Director                 1996    150,000       487,500        --          163,158           3,000(4)
                                    1995    150,000        50,000        --           89,000           3,000(4)
Joseph A. Dlutowski...............  1997    120,673       300,000        --           39,293(3)        3,000(4)
  Senior Vice President

------------------

(1) The indicated bonuses were paid pursuant to the Company's Annual Incentive Plan in the first quarter of the following year for services rendered in the year indicated.

(2) Consists of options granted pursuant to the Company's 1991 Non-Qualified Stock Option Plan, as amended.

(3) The indicated grants were made in January 1998 for services rendered in 1997.

(4) Consists of contributions by the Company pursuant to the Company's 401(k) Savings Plan.

(5) Consists of contributions by the Company pursuant to the Company's 401(k) Savings Plan and $3,731 of relocation expenses in 1997.

(6) The indicated compensation amounts are applicable to the period of July 1, 1996 through December 31, 1996, the period during which Mr. Koe served as a Managing Director. Mr. Koe received other compensation of $7,943 related to reimbursement of relocation expenses as well as $7,000 in director fees related to the period from January 1, 1996 through June 30, 1996, during which Mr. Koe served as a director of the Bank but not as an employee of the Company.

OPTION GRANTS FOR 1997

     The following table provides information relating to option grants made pursuant to the 1991 Non-Qualified Stock Option Plan (the "Stock Option Plan") in January 1998 to the individuals named in the Summary Compensation Table for services rendered in 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       PERCENT OF
                                       SECURITIES              MARKET VALUE
                            NO. OF     UNDERLYING              PER SHARE OF
                          SECURITIES     TOTAL                   COMPANY                   POTENTIAL REALIZABLE VALUE AT ASSUMED
                          UNDERLYING    OPTIONS                   COMMON                   RATES OF STOCK PRICE APPRECIATION FOR
                           OPTIONS     GRANTED TO   EXERCISE     STOCK AT                            OPTION TERM($)(3)
                           GRANTED     EMPLOYEES     PRICE     DECEMBER 31,   EXPIRATION   -------------------------------------
NAME                      (#)(1)(2)      (%)(2)      ($/SH)      1997($)         DATE          0%           5%           10%
----                      ----------   ----------   --------   ------------   ----------   ----------   ----------   -----------
William C. Erbey........   235,756        21.8       20.35       25.4375       1/31/08     1,199,409    4,972,094    10,757,546
John R. Erbey...........   162,083        15.0       20.35       25.4375       1/31/08       824,597    3,418,330     7,395,847
Robert E. Koe...........    49,116         4.5       20.35       25.4375       1/31/08       249,878    1,035,856     2,241,163
Christine A. Reich......   147,348        13.6       20.35       25.4375       1/31/08       749,633    3,107,569     6,723,489
Joseph A. Dlutowski.....    39,293         3.6       20.35       25.4375       1/31/08       199,903      828,689     1,792,940

------------------

(1) All options are to purchase shares of Common Stock and vest and become exercisable in January 1999.

(2) Indicated grants were made in January 1998 for services rendered in 1997. The percentage of securities underlying these options to the total number of securities underlying all options granted to employees of the Company is based on options to purchase a total of 1,083,794 shares of Common Stock granted to employees of the Company under the Stock Option Plan in January 1998.

(3) Assumes future prices of shares of Common Stock of $25.4375, $41.44 and $65.98 at compounded rates of return of 0%, 5% and 10%, respectively.

AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

     The following table provides information relating to option exercises in 1997 by the individuals named in the Summary Compensation Table and the value of each such individual's unexercised options at December 31, 1997.

                                                                         NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                           NUMBER OF                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                            SHARES                      DECEMBER 31, 1997(#)(1)       DECEMBER 31, 1997($)(2)
                                          ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                                      EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                      -----------   -----------   -----------   -------------   -----------   -------------
William C. Erbey........................        --              --      231,580        235,756       3,343,436      1,199,409
John R. Erbey...........................        --              --      267,948        162,083       4,591,179        824,597
Robert E. Koe...........................        --              --       63,158         49,116         911,844        249,878
Christine A. Reich......................    89,000       2,146,680      163,158        147,348       2,355,598        749,633
Joseph A. Dlutowski.....................        --              --       20,870         39,293         354,793        199,903

------------------

(1) All options are to purchase shares of Common Stock and were granted pursuant to the Stock Option Plan. Options listed as "exercisable" consist of options granted in January 1997 which became exercisable in January 1998. Options listed as "unexercisable" consist of options granted in January 1998 which become exercisable in January 1999.

(2) Based on the $25.4375 closing price of a share of Common Stock on the NYSE on December 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Determinations regarding compensation of the Company's officers are made by the Company's Nominating and Compensation Committee. The members of the Committee during the fiscal year ended December 31, 1997 were Directors Martin (Chairman), Lewis and Simon. See "Certain Relationships and Related Transactions."

REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE

     The Nominating and Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing management compensation policies and procedures to be reflected in the compensation program offered to the executive officers of the Company and the Bank. The Committee shares jurisdiction with the full Board of Directors over the administration of and grants under the Stock Option Plan.

     The members of the Committee and the members of the Nominating and Compensation Committee of the Bank are identical. No member of the Committee is an employee of the Company or any subsidiary.

     General Compensation Policies. The broad general salary and benefit guidelines are determined by the Committee.

     With respect to the Company's officers other than Mr. William C. Erbey, the Committee considered salary and bonus recommendations prepared by Mr. William C. Erbey or other executive officers to determine fiscal 1997 compensation. The salary adjustment recommendations were based on the Company's overall performance in the past year and an analysis of compensation levels necessary to maintain and attract quality personnel. It is through this process that the Company is able to compete for and retain talented executives who are critical to the Company's long-term success and to align the interests of those executives with the long-term interests of the Company's shareholders.

     In general, the Committee has sought to design a compensation package in which a significant portion of the compensation paid to senior management (including the named executive officers) be performance-based because those individuals have more control and influence over the direction and performance of the Company and the Bank. Integration of all decisions regarding stock options and/or grants ensures the Committee that the compensation package is reviewed in its entirety on an annual basis.

     Executive Compensation. The compensation package offered to the executive officers of the Company and the Bank in 1997 reflects the Committee's attempt to balance salary and stock options, as well as benefits available under the various employee plans.

     The Committee is satisfied with the present process used to determine base salary. However, in addition to base salary, the Committee seeks to provide a substantial portion of each executive officer's total compensation through incentive plans which provide awards based on or tied to the performance of the Company and the Bank. Historically, the Committee has reviewed an analysis of the Company's return on average equity as compared to a group of four large bank holding companies and four investment banks. It is in the sole discretion of the Committee as to the interpretation of such performance measure and its translation into short-term awards.

     Stock option grants with deferred vesting currently provide the basis for a long-term incentive program. The objective of these options is to create a direct link between executive compensation and long-term Company performance. In determining the appropriate level of stock-based allotments, the Committee considers the executive's contribution toward Company and Bank performance. To encourage growth in shareholder value, stock options are granted to key management personnel who are in a position and have the responsibility to make a substantial contribution to the long-term success of the Company. The Committee believes this focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

     The Committee's policy with respect to other employee benefit plans is to provide competitive benefits to employees of the Company and the Bank, including executive officers. A competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly-qualified employees.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers above $1 million per covered executive unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Due to transition provisions included in this Code section, it is expected that all payments under the Company's annual incentive plan for periods prior to 1998, as well as all payments under the Stock Option Plan, will be fully deductible by the Company for federal income tax purposes and will not be subject to the limitations set forth in Section 162(m) of the Code.

     Chief Executive Officer Compensation. In determining the overall compensation package for the Chief Executive Officer, the Committee considered each of the factors enumerated in the preceding paragraphs regarding compensation for executive officers of the Company as well as the financial performance achieved by the Company during the past fiscal year. In addition to a high level of earnings, the Company continued at or near the top of the financial industry for such key financial performance measures as return on average assets, return on average equity, capital and efficiency ratios.

     Proposed New Plans. As discussed in greater detail elsewhere in this Proxy Statement, the Board, as part of an overall review of Company compensation practices, has decided to replace its former annual incentive plan with the 1998 Annual Incentive Plan and to adopt the Long-Term Incentive Plan. The new plans are intended to further enhance the incentive which manangement has to grow the value of the Company for shareholders over the long term. If approved by the shareholders, the Board and the Committee will implement such plans during the 1998 fiscal year.

                                                               Nominating and
Compensation Committee:

                                                                  W.C. Martin,
                                                                  Chairman
                                                                  Hon. Thomas F.
                                                                  Lewis,
                                                                  Director
                                                                  Howard H.
                                                                  Simon,
                                                                  Director

March 15, 1998

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     At December 31, 1997, the Company held a residential mortgage loan with an interest rate of 8.5% which was made by an institution acquired by the Bank to Howard H. Simon, a director of the Company. The principal balance of this loan amounted to $99,131 at December 31, 1997, and the highest principal balance of this loan during 1997 was $115,093.

     In September 1996, the Company loaned $6.7 million to certain of its and the Bank's current and former officers and directors to fund their exercise of vested stock options to purchase an aggregate of 5,427,320 shares of Common Stock, including 1,849,280 shares, 351,940 shares, 1,495,760 shares, 445,300 shares and 166,500 shares acquired by William C. Erbey, Barry N. Wish, John R. Erbey, Christine A. Reich and John R. Barnes, respectively, who issued notes to the Company in the amount of $2.2 million, $423,000, $1.8 million, $583,000 and $263,000, respectively. Such notes had an interest rate of 10.5% per annum, were payable in two equal installments on March 1, 1998 and March 1, 1999 and were secured by the related shares of Common Stock. At the time of the issuance of the foregoing notes, the Company also agreed to loan the makers thereof up to an additional $1.7 million to fund the payment of additional taxes owed in connection with the exercise of the above-referenced stock options, including $594,000, $478,000 and $134,000 in the case of William C. Erbey, John R. Erbey and Christine A. Reich, respectively. Notes in these amounts were issued by these persons in April 1997 with the same terms as the above-referenced notes. As of December 31, 1997, all of the above-referenced notes had been repaid.

     On January 20, 1998, the Company purchased indirectly from William C. Erbey, Chairman, President and Chief Executive Officer of the Company, and Barry
N. Wish, a director of the Company, 159,156 shares and 159,155 shares of Common Stock, respectively, which equaled the aggregate number of shares of Common Stock issued by the Company on the same date in connection with its acquisition of DTS Communications, Inc. ("DTS"), a company engaged in the business of electronic data interchange for the real estate and mortgage-related industries. The per share price of the shares of Common Stock purchased from Messrs. Erbey and Wish was $24.42, which was equal to the average per share price of the Common Stock determined pursuant to the Agreement of Merger, dated as of January 7, 1998, among the Company, DTS and certain other parties for the purpose of determining the number of shares of Common Stock to be issued by the Company in connection with the acquisition of DTS (which price was equal to the average of the high and low per share sales price of the Common Stock on the NYSE during each of the 20 trading days ending three trading days prior to consummation of the acquisition of DTS).

     William C. Erbey is Chairman of the Board and Chief Executive Officer of Ocwen Asset Investment Corp., a publicly held real estate investment trust ("OAIC") managed by Ocwen Capital Corporation, a wholly owned subsidiary of the Company ("OCC"). Under the terms of the management agreement by and between OAIC and OCC, OAIC paid $1,787,981 in management fees to OCC for the year ended December 31, 1997. In addition, for the year ended December 31, 1997, OAIC reimbursed OCC in the amount of $648,088 for out-of-pocket costs and salary allocation for due diligence tasks performed by OCC employees on behalf of OAIC.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Common Stock of the Company since the initial public offering of the Common Stock by certain shareholders of the Company in September 1996 with the cumulative total return on the stocks included in: (i) the Standard & Poor's 500 Market Index;
(ii) the Nasdaq Stock Market (United States); and (iii) the Standard & Poor's Financial (Diversified) 500 Market Index.

     The above graph represents $100 invested in Common Stock on September 25, 1996 at the closing price of $20.25 per share on that date, and in each index on such date. The Common Stock was quoted on the Nasdaq Stock Market's National Market System from September 25, 1996 through July 31, 1997 and has been listed on the NYSE since August 1, 1997. There was no established market for the Common Stock prior to September 25, 1996.

                PROPOSAL TO ADOPT THE 1998 ANNUAL INCENTIVE PLAN
                                 (PROPOSAL TWO)

     The Board of Directors of the Company has approved, subject to shareholder approval, the Ocwen Financial Corporation 1998 Annual Incentive Plan (the "1998 Annual Incentive Plan") to replace the Company's former annual incentive plan. The 1998 Annual Incentive Plan is being submitted for shareholder approval in order to qualify compensation under the 1998 Annual Incentive Plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The purpose of the 1998 Annual Incentive Plan is to advance the success of the Company and to thereby increase shareholder value by promoting the attainment of significant business objectives by the Company and its business units by basing a portion of the annual compensation of selected officers and key employees on the attainment of such objectives.

SUMMARY OF THE ANNUAL INCENTIVE PLAN

     The following summary of the 1998 Annual Incentive Plan is qualified in its entirety by reference to the complete text of the 1998 Annual Incentive Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

     TERM. The effective date of the 1998 Annual Incentive Plan is March 24, 1998, subject to approval of the 1998 Annual Incentive Plan by the shareholders of the Company. The 1998 Annual Incentive Plan does not have a fixed expiration date.

     ADMINISTRATION. The 1998 Annual Incentive Plan will be administered by the Nominating and Compensation Committee of the Company's Board of Directors or, in certain events, by the full Board of Directors (the "Annual Incentive Plan Committee"). The Annual Incentive Plan Committee has sole and complete authority to make awards under the 1998 Annual Incentive Plan, to determine the terms and conditions of such awards and to interpret and make all other determinations affecting the 1998 Annual Incentive Plan. The Annual Incentive Plan Committee may, with respect to participants in the 1998 Annual Incentive Plan (each an "AIP Participant") who are not subject to Section 16 of the Exchange Act and
Section 162(m), delegate such of its powers and authority under the 1998 Annual Incentive Plan to the Company's Chairman, President or Chief Executive Officer as it deems appropriate.

     PARTICIPATION. Participation in the 1998 Annual Incentive Plan is limited to officers and other key employees of the Company and designated subsidiaries who are selected from time to time by the Annual Incentive Plan Committee. Participation in the 1998 Annual Incentive Plan does not preclude participation in any other employee benefit plans of the Company and does not create any rights to continued employment with the Company.

     PERFORMANCE TARGETS AND SECTION 162(M). The Annual Incentive Plan Committee will designate performance targets under the 1998 Annual Incentive Plan for each year. The performance targets will be based on achievement of specified levels of increases in net earnings, return on equity, average net equity used or growth in assets for a specified period, typically a fiscal year.

     Section 162(m) of the Code provides in general that compensation in excess of $1.0 million per year paid to the chief executive officer and the four other most highly compensated officers of a public company is not deductible by the corporation; provided, that certain performance-based compensation may be excluded from this deductibility limitation if, among other things, (i) the compensation is paid solely on account of the attainment of one or more performance goals, (ii) the performance goals are established by a compensation committee consisting solely of two or more outside directors, (iii) the material terms under which the compensation is to be paid, including the performance goals, are disclosed to and approved by the shareholders prior to payment, and
(iv) prior to payment, the compensation committee certifies that the performance goals were in fact satisifed. Approval of the 1998 Annual Incentive Plan by the shareholders of the Company will constitute approval of the 1998 Annual Incentive Plan, including approval of the performance objectives, for purposes of Section 162(m). It is the current intention of the Board of Directors that all otherwise tax deductible compensation payable under the 1998 Annual Incentive Plan be excludable from the limitation on deductibility imposed by
Section 162(m).

     MAXIMUM ANNUAL AWARDS. The maximum bonus amount payable under the 1998 Annual Incentive Plan to any AIP Participant shall not exceed $2,000,000 for any year. If the Company's performance meets or exceeds the highest target levels for 1998 and if the Annual Incentive Plan Committee does not eliminate or reduce awards for 1998 (see "Reduction or Termination of Payment" below), the maximum awards payable to the Company's executive officers under the 1998 Annual Incentive Plan for 1998 would be as follows:

                                                            MAXIMUM 1998 ANNUAL
NAME AND PRINCIPAL POSITION                                 INCENTIVE PLAN AWARD
---------------------------                                 --------------------
William C. Erbey, Chairman, President
  and Chief Executive Officer.............................       $1,213,650
John R. Erbey, Managing Director, Secretary
  and General Counsel.....................................       $1,011,375
Christine A. Reich, Managing Director.....................       $1,011,375
Joseph A. Dlutowski, Senior Vice President................       $  450,000
Executive Officers as a Group (seven persons).............       $4,482,400
                                                                 ==========

     As of the date of this proxy statement, the maximum awards payable under the 1998 Annual Incentive Plan to non-executive officers of the Company as a group have not been determined.

     The maximum bonus amounts set forth above represent only the maximum bonus awards under the 1998 Annual Incentive Plan. Additional discretionary bonuses may be awarded by the Company outside of the 1998 Annual Incentive Plan. Any such discretionary amounts would be subject to the $1,000,000 deductibility limit under Section 162(m) of the Code. The Company currently expects that all or a substantial majority of such compensation will fall within the deductibility limits (assuming shareholder approval of the 1998 Annual Incentive Plan and, therefore, be fully deductible). It is possible, however, that a portion of the compensation paid to an executive officer of the Company may not be deductible under the Code.

     CERTIFICATION OF ACHIEVEMENT OF PERFORMANCE STANDARDS. The 1998 Annual Incentive Plan Committee shall, prior to any payment under the 1998 Annual Incentive Plan, certify in writing the extent, if any, of achievement of performance standards for each AIP Participant. For purposes of this provision, the approved minutes of the Annual Incentive Plan Committee meeting in which the certification is made may be treated as a written certification.

     REDUCTION OR TERMINATION OF PAYMENT. The Annual Incentive Plan Committee may, in its sole discretion, establish certain additional performance-based conditions that must be satisfied by the Company, a business unit of the Company or the AIP Participant as a condition precedent to the payment of all or a portion of any awards. Such conditions precedent may include, among other things, the receipt by an AIP Participant of a specified annual performance rating and the achievement of specified performance goals by the Company, business unit or AIP Participant.

     PAYMENT OF AWARDS. Awards under the 1998 Annual Incentive Plan shall be paid in cash, as soon as practicable after appropriate financial statements for the performance period are available. The Annual Incentive Plan Committee may, in it sole discretion, elect to pay all or a portion of the total award value in the form of non-qualified stock options to purchase Common Stock, in lieu of paying such amount in cash or require an AIP Participant to defer up to 25% of any award otherwise payable to the AIP Participant.

     AMENDMENT OR TERMINATION. The Board of Directors of the Company may modify, amend or terminate the 1998 Annual Incentive Plan at any time, except that no modification, amendment or termination may adversely affect the rights of an AIP Participant under an award previously made to him without his consent.

     NO ASSIGNMENT. Except as expressly authorized by the Annual Incentive Plan Committee, the rights under the 1998 Annual Incentive Plan, including without limitation the rights to receive any payment, shall not be sold, assigned, transferred, encumbered or hypothecated by an AIP Participant (except by testamentary disposition or intestate succession), and during the lifetime of any AIP Participant any payment shall be payable only to such AIP Participant.

     GOVERNING LAW. The validity, construction and effect of the 1998 Annual Incentive Plan and any action taken or relating to the Annual Incentive Plan shall be determined in accordance with the laws of the State of Florida and applicable federal law.

FEDERAL INCOME TAX CONSEQUENCES

     Under present federal income tax regulations, AIP Participants will realize ordinary income equal to the amount of the award received in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the AIP Participant, provided that the 1998 Annual Incentive Plan satisfies the requirements of Section 162(m) of the Code. It is the Company's intention that the 1998 Annual Incentive Plan be constructed and administered in a manner that ensures the deductibility of compensation for the Company under Section 162(m) of the Code.

     The foregoing brief summary of the effect of federal income taxation upon AIP Participants and the Company with respect to the 1998 Annual Incentive Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of income tax laws of any municipality, state or foreign country in which an AIP Participant may reside.

     Because executive officers of the Company (one of whom is a member of the Board of Directors) are eligible to receive awards under the 1998 Annual Incentive Plan, each of them has a personal interest in the adoption of the 1998 Annual Incentive Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 1998 ANNUAL INCENTIVE PLAN.

                 PROPOSAL TO ADOPT THE LONG-TERM INCENTIVE PLAN
                                (PROPOSAL THREE)

     The Board of Directors of the Company has approved, subject to shareholder approval, the Ocwen Financial Corporation Long-Term Incentive Plan (the "Long-Term Incentive Plan"). Pursuant to the rules of the NYSE on which the Company's Common Stock is traded, the Long-Term Incentive Plan is being submitted to the holders of Common Stock of the Company for approval. The Long-Term Incentive Plan is also being submitted for shareholder approval in order to qualify compensation under the Long-Term Incentive Plan as performance-based compensation for purposes of Section 162(m) of the Code.

     The purposes of the Long-Term Incentive Plan are to: (i) further align the interests of officers and key employees with the interests of the Company's shareholders; (ii) reward officers and key employees for creating shareholder value as measured by objectively determinable performance goals; and (iii) assist in the attraction and retention of employees vital to the Company's long-term success.

SUMMARY OF THE LONG-TERM INCENTIVE PLAN

     The following summary of the Long-Term Incentive Plan is qualified in its entirety by reference to the complete text of the Long-Term Incentive Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

     TERM. The effective date of the Long-Term Incentive Plan is March 24, 1998, subject to approval of the Long-Term Incentive Plan by the shareholders of the Company. The Long-Term Incentive Plan does not have a fixed expiration date.

     ADMINISTRATION. The Long-Term Incentive Plan will be administered by the Nominating and Compensation Committee of the Company's Board of Directors or, in certain events, by the full Board of Directors (the "Long-Term Incentive Plan Administrator"). The Long-Term Incentive Plan Administrator has sole and complete authority to make awards under the Long-Term Incentive Plan, to determine the terms and conditions of such awards, and to interpret and make all other determinations affecting the Long-Term Incentive Plan. The Long-Term Incentive Plan Administrator, may with respect to participants in the Long-Term Incentive Plan (each a "LTIP Participant") who are not subject to Section 16 of the Exchange Act and Section 162(m), delegate such of its powers and authority under the Long-Term Incentive Plan to the Company's Chairman, President or Chief Executive Officer as it deems appropriate.

     PARTICIPATION AND AWARD ESTIMATES. Participation in the Long-Term Incentive Plan is limited to officers and other key employees of the Company and designated subsidiaries who are selected from time to time by the Long-Term Incentive Plan Administrator. Participation in the Long-Term Incentive Plan does not preclude participation in any other employee benefit plans of the Company and does not create any rights to continued employment with the Company. Because the grant of awards under the Long-Term Incentive Plan is at the discretion of the Long-Term Incentive Plan Administrator, it is not possible to indicate at this time which persons may receive awards under the Long-Term Incentive Plan or the amount of such awards.

     BASIS POINT AWARDS. The Long-Term Incentive Plan provides for the grant, in the discretion of the Long-Term Incentive Plan Administrator after receiving the recommendations of management of the Company, of Basis Points to LTIP Participants. In connection with any such grant, the Long-Term Incentive Plan Administrator will establish a performance period applicable to each award of Basis Points and performance targets for such performance period. Within 90 days after the end of the performance period, the Company will determine the value of the Basis Points held by each LTIP Participant for such performance period based on the extent to which the related performance targets are achieved. The Company shall pay to each LTIP Participant the value of such LTIP Participant's Basis Points in the form of shares of restricted Common Stock of the Company ("Restricted Stock") based on the Fair Market Value (as that term is defined in the Long-Term Incentive Plan) of the Common Stock on the last day of the performance period pursuant to which such payment is made.

     In the event of the termination of a LTIP Participant's employment with the Company for any reason other than death, Disability or Retirement (as such terms are defined in the Long-Term Incentive Plan) prior to the end of a performance period, all Basis Points theretofore awarded to the LTIP Participant shall terminate and the LTIP Participant will forfeit all rights to earn Restricted Stock pursuant to such Basis Points.

     In the event of the termination of a Participant during a performance period by reason of death, Disability or Retirement, the LTIP Participant will retain all Basis Points theretofore awarded, and in the event that the performance goals are satisfied, such LTIP Participant (or the LTIP Participant's beneficiary) will be entitled to a prorated payment based upon the number of months of the performance period that the LTIP Participant served as an employee.

     RESTRICTED STOCK. The Restricted Stock, if any, issued to a LTIP Participant at the end of a performance period will vest over a ten year period. Upon vesting, the certificates representing such shares will be held by the Company in a nonqualified irrevocable trust established by the Company (the "Deferred Compensation Trust") for the benefit of the LTIP Participant, and the LTIP Participant will have all the rights of a shareholder, including the right to vote, except that: (i) the LTIP Participant will not be entitled to receive a certificate representing such shares and (ii) the shares may not be transferred, sold, assigned, pledged or otherwise encumbered. Any cash dividends paid with respect to the Restricted Stock will be reinvested to purchase additional shares of Common Stock (which will be subject to the same restrictions that apply to the Restricted Stock). Unvested Restricted Stock will be forfeited by the LTIP Participant to the Company, and the LTIP Participant will have no further rights thereto upon the termination of a LTIP Participant's employment with the Company by reason other than death, Disability or Retirement. If the LTIP Participant terminates employment with the Company by reason of death, Disability or Retirement all unvested shares will be vested. Participants will be entitled to receive certificates for the vested Common Stock credited to their account under the Long-

Term Incentive Plan free and clear of all restrictions over a five year period following the LTIP Participant's termination of employment with the Company or, in the event that termination of the LTIP Participant was the result of death, Disability or Retirement, over the five year period following the expiration of the next performance period to expire under the Long-Term Incentive Plan. Common Stock held in the Deferred Compensation Trust held for the LTIP Participant shall be issued to participants in 20% increments in each year of the five year pay-out period.

     In any case, the Long-Term Incentive Plan Administrator may, in its sole discretion, permit a LTIP Participant to retain the Basis Points or Restricted Stock that would otherwise be forfeited under the terms of the Long-Term Incentive Plan.

     PERFORMANCE TARGETS AND SECTION 162(M). The performance targets established by the Long-Term Incentive Plan Administrator for any performance period will be based upon one or more of earnings per share and/or return on equity.

     Section 162(m) of the Code provides in general that compensation in excess of $1.0 million per year paid to the chief executive officer and the four other most highly compensated officers of a public company is not deductible by the corporation; provided, that certain performance-based compensation may be excluded from this deductibility limitation if, among other things, (i) the compensation is paid solely on account of the attainment of one or more performance goals, (ii) the performance goals are established by a compensation committee consisting solely of two or more outside directors, (iii) the material terms under which the compensation is to be paid, including the performance goals, are disclosed to and approved by the shareholders prior to payment, and
(iv) prior to payment, the compensation committee certifies that the performance goals were in fact satisfied. Approval of the Long-Term Incentive Plan by the shareholders of the Company will constitute approval of the Long-Term Incentive Plan, including approval of the performance objectives, for purposes of Section 162(m). It is the current intention of the Board of Directors that all otherwise tax deductible compensation payable under the Long-Term Incentive Plan be excludable from the limitation on deductibility imposed by Section 162(m).

     MAXIMUM ANNUAL AWARD. The maximum value of Basis Points that may be earned by any LTIP Participant under the Long-Term Incentive Plan for any Performance Period is $25 million.

     ADJUSTMENTS. The Long-Term Incentive Plan Administrator may, in its discretion, at any time adjust the performance objectives applicable to any Basis Points, adjust the manner in which such performance objectives are measured, lengthen or shorten the performance period, or lengthen or shorten the vesting period with respect to any Restricted Stock if it determines that conditions so warrant and that such adjustment would not cause otherwise deductible compensation under Section 162(m) to cease to qualify as performance-based compensation. Further, the number of Basis Points and shares of Restricted Stock shall be appropriately adjusted by the Long-Term Incentive Plan Administrator for stock dividends, stock splits, recapitalizations, mergers or other changes in the capitalization of the Company.

     CASH AWARDS. The Long-Term Incentive Plan Administrator may, in its discretion, from time to time, award Basis Points payable in cash.

     AMENDMENT AND TERMINATION. The Board of Directors of the Company may modify, amend or terminate the Long-Term Incentive Plan at any time except that no modification, amendment or termination may adversely affect the rights of a LTIP Participant under an award previously made to him without his consent.

FEDERAL INCOME TAX CONSEQUENCES

     There will be no federal income tax consequences to LTIP Participants or to the Company upon the grant of Basis Points or upon the issuance of Restricted Stock. LTIP Participants will recognize income for federal income tax purposes in an amount equal to the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) and the Company will be entitled to a deduction in a like amount. The Long-Term Incentive Plan Administrator may, in its sole discretion, permit a LTIP Participant to defer the receipt of all or a portion of the Common Stock payable upon lapse of applicable restrictions. Further, the Long-Term Incentive Plan Administrator may permit a LTIP Participant to satisfy any income tax withholding obligation of the Company with respect to any award under the Long-Term Incentive Plan by withholding a portion of the shares of Common Stock otherwise payable to the LTIP Participant or by delivering previously owned shares of Common Stock.

     The foregoing summary of the effect of federal income taxation upon LTIP Participants and the Company with respect to the Long-Term Incentive Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of income tax laws of any municipality, state or foreign country in which a LTIP Participant may reside.

     Because executive officers of the Company (one of whom is a member of the Board of Directors) are eligible to receive awards under the Long-Term Incentive Plan, each of them has a personal interest in the adoption of the Long-Term Incentive Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE LONG-TERM INCENTIVE PLAN.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
                                (PROPOSAL FOUR)

     The Board of Directors of the Company has appointed Price Waterhouse LLP, independent certified public accountants, to be the Company's independent auditor for the year ending December 31, 1998, and has further directed that the selection of the auditor be submitted for ratification by the shareholders at the Annual Meeting.

     Representatives of Price Waterhouse LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT AUDITOR FOR 1998.

                     SHAREHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

     Any proposal which a shareholder desires to have included in the proxy materials of the Company relating to the next annual meeting of shareholders, which is scheduled to be held in May 1999, must be received at the executive offices of the Company, 1675 Palm Beach Lakes Boulevard, The Forum, West Palm Beach, Florida 33401, Attention: Secretary, no later than December 1, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of shareholders. It is urged that any shareholder proposals be sent by certified mail, return receipt requested.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1997 is being mailed with this Proxy Statement to shareholders entitled to notice of the Annual Meeting. Such report is not part of the proxy solicitation materials.

     Upon receipt of a written request, the Company will furnish to any shareholder a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 required to be filed by the Company with the SEC under the Exchange Act. Such requests should be directed to Investor Relations, Ocwen Financial Corporation, 1675 Palm Beach Lakes Boulevard, The Forum, West Palm Beach, Florida 33401, telephone (561) 682-8400. Such report is not part of the proxy solicitation materials.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the Proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the person or persons appointed as proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Nominating and Compensation Committee and the Performance Graph contained herein shall not be incorporated by reference into any such filings.

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                                       22

                                                                       EXHIBIT A

                          OCWEN FINANCIAL CORPORATION
                           1998 ANNUAL INCENTIVE PLAN

                        ARTICLE I -- GENERAL PROVISIONS

1.1  PURPOSE

      The purpose of the Ocwen Financial Corporation Annual Incentive Plan (the "Plan") is to advance the success of Ocwen Financial Corporation and to thereby increase shareholder value by promoting the attainment of significant business objectives by the Company or a business unit and basing a portion of the annual compensation of selected officers and key employees on the attainment of such objectives. The Plan is designed to: (i) further align the interests of Participants with the interests of the Company's shareholders, (ii) reward Participants for creating shareholder value as measured by objectively determinable performance goals and (iii) assist in the attraction and retention of employees vital to the Company's long-term success.

1.2  DEFINITIONS

      For the purpose of the Plan, the following terms shall have the meanings indicated:

(a)       "Board" means the Board of Directors of the Company.
(b) "Cause" means: (i) conduct, activities or performance by a Participant which, in the judgment of the Company, based upon the information then in its possession, is detrimental to its interests, business, goodwill or reputation; or (ii) such definition of Cause as is contained in a Participant's employment agreement, if any, with the Company.
(c) "Code" means the Internal Revenue Code of 1986, as amended, including any successor law thereto.
(d) "Company" means Ocwen Financial Corporation and, solely for purposes of determining (i) eligibility for participation in the Plan, (ii) employment and (iii) the calculation of any performance goal, shall include any corporation, partnership, or other organization of which the Company owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the term "Company" shall include any successor to Ocwen
          Financial Corporation.
(e) "Committee" means the Nominating and Compensation Committee of the Board (or any successor committee of the Board performing a similar function or the whole Board if the Board performs such functions) or, with respect to any particular function under the Plan identified by the Committee or the Board, any subcommittee of the whole
          Committee established by the whole Committee or the Board in order to comply with the definition of Non-Employee Director under Rule 16b-3 of the Exchange Act and the definition of outside director under Section 162(m) of the Code.
(f)       "Common Stock" means the Company's Common Stock, par value
          $.01 per share.
(g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(h) "Participant" means any person who has satisfied the eligibility requirements set forth in Section 1.4 and to whom an award has been made under the Plan.
(i) "Performance Measures" means the criteria upon which awards will be based and, unless otherwise determined by the Committee, shall be any one or more of the following measures: (i) increases in net earnings; (ii) return on equity; (iii) average equity used; or (iv) growth in assets.

(j) "Performance Period" means, in relation to any award the calendar year (or remaining portion of the calendar year if the award is made after March 31 of any year) for which performance is being calculated, with each such period constituting a separate Performance Period.
(k) "Performance Threshold" means, in relation to any Performance Period, the minimum level of performance that must be achieved with respect to the Performance Measure in order for an award to become payable pursuant to Section 2.5 hereof.
(l) "Target Award" means that percentage of a Participant's annual base salary for the Performance Period which the Plan
          Administrator set as the maximum amount to be awarded under the Plan for such Performance Period.

1.3  ADMINISTRATION

      The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall, among other things, determine eligibility for participation in the Plan, make awards under the Plan, establish the terms and conditions of such awards (including the Performance Measure(s) to be utilized) and determine whether the Performance Measures and Performance Thresholds for any award have been achieved. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on awards as it deems appropriate. The Committee may, with respect to Participants who are not subject to Section 16 of the Exchange Act and Section 162(m) of the Code, delegate such of its powers and authority under the Plan to the Company's Chairman, President or Chief Executive Officer as it deems appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated.

1.4  ELIGIBILITY AND PARTICIPATION

      Participation in the Plan shall be limited to officers, who may also be members of the Board, and other employees of the Company who are determined by the Committee to be eligible for participation in the Plan.

                           ARTICLE II -- AWARD TERMS

2.1  GRANTING OF AWARDS

      The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Plan pursuant to which the Participant will earn compensation in the event that the Company achieves the Performance Thresholds established by the Committee. Each award shall be evidenced by a written agreement between the Company and the Participant (the "Award Agreement"). The Award Agreement shall specify, among other things, the terms and conditions of the award and the Performance Targets to be achieved.

2.2  ESTABLISHMENT OF PERFORMANCE THRESHOLDS

      Each award shall be conditioned upon the Company's achievement of one or more Performance Thresholds with respect to the Performance Measure(s) established by the Committee prior to the beginning of the applicable Performance Period and set forth in the Award Agreement. The Committee, in its discretion, may establish Performance Thresholds for the Company as a whole or for only the business unit of the Company in which a given Participant is involved, or a combination thereof. In addition to establishing a minimum performance level below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than the Target Award may be paid so long as the Performance Threshold has been exceeded. The Committee may adjust the Performance Thresholds and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award to an individual who is then a "covered employee" as such term is defined in Regulation 1.162-27(c)(2) promulgated under
Section 162(m) of the Code, or any successor provision ("Section 162(m)"), if such adjustment would cause compensation pursuant to such award to cease to be performance-based compensation under Section 162(m).

2.3  OTHER AWARD TERMS

      The Committee may, in its sole discretion, establish certain additional performance based conditions that must be satisfied by the Company, a business unit or the Participant as a condition precedent to the payment of all or a portion of any awards. Such conditions precedent may include, among other things, the receipt by a Participant of a specified annual performance rating and the achievement of specified performance goals by the Company, business unit or Participant.

2.4  CERTIFICATION OF ACHIEVEMENT OF PERFORMANCE THRESHOLDS

      The Committee shall, prior to any payment under the Plan, certify in writing the extent, if any, that the Performance Threshold has been achieved. For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made shall be treated as written certification.

2.5  DISTRIBUTION OF AWARDS

      Awards under the Plan shall be paid in cash as soon as practicable after appropriate financial statements for the Performance Period have been prepared and the Committee has certified that the Performance Threshold has been achieved. Notwithstanding the foregoing, the Committee may, in it sole discretion, elect to pay all or a portion of the total award value in the form of non-qualified stock options to purchase Common Stock, in lieu of paying such amount in cash. Any options granted as payment of an award shall be granted pursuant to the Ocwen Financial Corporation 1991 Non-Qualified Stock Option Plan or any successor thereto.

2.6  TERMINATION OF EMPLOYMENT

      A Participant must be actively employed by the Company on the date his or her award is to be paid ("the Payment Date") in order to be entitled to payment of any award. In the event active employment of a Participant shall be terminated before the Payment Date for any reason other than discharge for Cause, such Participant shall not be entitled to receive any award unless otherwise determined by the Committee. A Participant discharged for Cause shall not be entitled to receive any award for the year.

2.7  MAXIMUM AMOUNT AVAILABLE FOR AWARDS

      The aggregate maximum amount payable to any one Participant for any Performance Period shall be $2 million.

                        ARTICLE III -- OTHER PROVISIONS

3.1  WITHHOLDING TAXES

      Whenever payments under the Plan are to be made, the Company will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

3.2  ADJUSTMENTS

      Awards may be adjusted by the Committee in the manner and to the extent it determines to be appropriate in the event of changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, reclassifications or other relevant changes in capitalization occurring after the date of the award.

3.3  NO RIGHT TO EMPLOYMENT

      Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to continued employment with the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant's employment for any reason.

3.4  NONTRANSFERABILITY

      A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred without the written consent of the Committee except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution.

3.5  DEFERRAL OF PAYMENT

      At the discretion of the Committee, a Participant may be required to defer the receipt of up to 25% of any award otherwise payable to such Participant. Such deferral shall be accomplished by the execution of a written deferral agreement by the Participant prior to the expiration of the Performance Period. Any compensation deferred pursuant to this Section shall earn interest during the deferral period at a rate equal to 1/2 of the percentage increase in Business Value created during such period as such term is defined in the Ocwen Financial Corporation Long-Term Incentive Plan or any successor thereto identified by the Committee. All other terms and conditions of deferred payments shall be as contained in the deferred compensation agreement.

3.6  UNFUNDED PLAN

      Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

3.7  FOREIGN JURISDICTIONS

      The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with the tax or other laws of foreign countries or jurisdictions in order to promote achievement of the purposes of the Plan with respect to Participants residing or working in such jurisdictions.

3.8  OTHER COMPENSATION PLANS

      Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for employees of the Company.

                    ARTICLE IV -- AMENDMENT AND TERMINATION

      The Board of Directors may modify, amend, or terminate the Plan at any time except that, no modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under an award previously made to such Participant without the consent of such Participant.

                          ARTICLE V -- EFFECTIVE DATE

      The Plan shall become effective immediately upon the approval and adoption thereof by Board, but is subject to the further approval and adoption by the shareholders of the Company.

                                                                       EXHIBIT B

                          OCWEN FINANCIAL CORPORATION
                            LONG-TERM INCENTIVE PLAN

                        ARTICLE I -- GENERAL PROVISIONS

1.1  PURPOSE

      The purpose of the Ocwen Financial Corporation Long-Term Incentive Plan (the "Plan") is to advance the long-term success of Ocwen Financial Corporation and to thereby increase shareholder value by providing the incentive of long-term stock-based rewards to the officers and key employees of the Company primarily responsible for that success. The Plan is designed to: (i) further align the interests of Participants with the interests of the Company's shareholders, (ii) reward Participants for creating shareholder value as measured by objectively determinable performance goals and (iii) assist in the attraction and retention of employees vital to the Company's long-term success.

1.2  DEFINITIONS

      For the purpose of the Plan, the following terms shall have the meanings indicated:

(a)       "Board" means the Board of Directors of the Company.

(b) "Basis Point" means a right awarded to a Participant pursuant to Article II, which right, unless the Committee determines otherwise, represents value, payable in the form of Restricted Stock, equal to the number of Basis Points awarded to a Participant for a Performance Period divided by 10,000 and multiplied by the Business Value for such Performance Period.

(c) "Basis Points Award Agreement" means a written agreement between the Company and the Participant to whom Basis Points are awarded evidencing the award.

(d)       "Business Value" means, in relation to any Performance
          Period, the cumulative business value that is determined to have been created with respect to the Company or the business unit in question, as the case may be, based upon the Company or business unit's achievement of Performance
          Targets with respect to such Performance Period.

(e) "Code" means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(f) "Company" means Ocwen Financial Corporation and, solely for purposes of determining (i) eligibility for participation in the Plan, (ii) employment, and (iii) the calculation of any performance goal, shall include any corporation, partnership, or other organization of which the Company owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the term "Company" shall include any successor to Ocwen
          Financial Corporation.

(g) "Committee" means the Nominating and Compensation Committee of the Board (or any successor committee of the Board performing a similar function or the whole Board if the Board performs such functions) or, with respect to any particular function under the Plan identified by the Committee or the Board, any subcommittee of the whole
          Committee established by the whole Committee or the Board in order to comply with the definition of Non-Employee Director under Rule 16b-3 of the Exchange Act and the definition of outside director under Section 162(m) of the Code.

(h)       "Common Stock" means the Company's Common Stock, par value
          $.01 per share.

(i) "Covered Employee" shall have the meaning set forth in Regulation 1.162-27(c)(2) promulgated under Section 162(m) of the Code, or any successor provision to Section 162(m).

(j) "Deferred Compensation Trust" means the nonqualified irrevocable trust established by the Company for the benefit of the Participants until all shares are payable to the Participants in accordance with the terms of Article IV.

(k) "Disability" means total and permanent disability within the meaning of Section 22(e)(3) of the Code.

(l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(m) "Fair Market Value" means the average of the daily weighted average sales price of the Common Stock as reported on a nationally recognized financial reporting system (e.g.
          Bloomberg) (or in absence of the ready availability of such information, the average of the daily average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange Composite Transactions reporting system) for the 20 consecutive trading days immediately preceding the applicable date.

(n) "Participant" means any person who has satisfied the eligibility requirements set forth in Section 1.6 and to whom the Committee has awarded Basis Points under the Plan, which Basis Points are either outstanding under the Plan or have been paid in the form of Restricted Stock, as to which, Common Stock has not yet been issued to such person.

(o) "Payment Event" means the earliest to occur of one of the following events: (i) the termination of the Participant's employment with the Company other than by reason of death, Disability or Retirement; (ii) the Participant's Retirement;
          (iii) the Participant's Disability; or (iv) the
          Participant's death.

(p) "Performance Period" means, in relation to any award of Basis Points, any period for which performance goals have been established.

(q) "Performance Target(s)" means, in relation to any Performance Period, the specified level of performance established by the Committee with respect to earnings per share and/or return on equity, as the case may be, in order for Basis Points to become payable pursuant to Section 2.5 hereof.

(r) "Restricted Period" means that period of time that shares of Restricted Stock are subject to the restrictions set forth in Section 3.3 of the Plan which shall begin at the end of the Performance Period.

(s) "Retirement" means termination from employment with the Company after the Participant has attained age 55 and has completed five years of service with the Company or termination of employment under circumstances which the Committee deems equivalent to retirement, in either case which is not followed by the subsequent re-employment of the Participant without the prior written consent of the Company.

1.3  ADMINISTRATION

      The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall, among other things, determine eligibility for participation in the Plan, make awards of Basis Points under the Plan, establish the terms and conditions of such awards (including the number of Basis Points to be awarded to each Participant and the applicable Performance Period and performance goals for such Basis Points), determine whether the Performance Targets for any award have been achieved and determine the vesting provisions and Restricted Period for any Restricted Stock earned pursuant to such Basis Points. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on awards as it deems appropriate. The Committee may, with respect to Participants who are not subject to Section 16 of the Exchange Act and Section 162(m) of the Code, delegate such of its powers and authority under the Plan to the Company's Chairman, President or Chief Executive Officer as it deems appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated.

1.4  TYPES OF AWARDS UNDER THE PLAN AND PER PARTICIPANT LIMITATION

      Awards under the Plan shall be in the form of Basis Points which, to the extent earned, shall be payable in the form of Restricted Stock. The maximum amount that shall be payable to any one Participant pursuant to any one Performance Period shall be $25 million.

1.5  SHARES SUBJECT TO THE PLAN

      The maximum number of shares of Common Stock that may be issued under the Plan shall be equal to 6.0% of the number of shares of Common Stock outstanding from time to time; provided, that, subject to Section 6.2, the maximum number of shares of Common Stock that may be issued under the Plan shall not decrease by reason of a decrease in the number of shares outstanding. The total number of shares available for issuance is subject to adjustment as provided in Section
6.2. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan; any such fractional shares shall be rounded up to the next whole share. Shares of Common Stock that have been reserved for issuance in payment for Basis Points or Restricted Stock but are later reacquired by the Company, canceled, forfeited or for any other reason are not issued under the Plan shall automatically become available for the purposes of the Plan.

1.6  ELIGIBILITY AND PARTICIPATION

      Participation in the Plan shall be limited to officers, who may also be members of the Board, and other employees of the Company who are determined by the Committee to be responsible for the long-term success of the Company.

                           ARTICLE II -- BASIS POINTS

2.1  AWARD OF BASIS POINTS

      The Committee may, in its discretion, from time to time, award Basis Points under the Plan to persons eligible for participation in the Plan pursuant to which Basis Points a Participant will earn shares of Restricted Stock if the Company achieves the Performance Targets established by the Committee for the Performance Period applicable to such award. Such Basis Points shall be subject to the provisions of the Plan and the Basis Points Award Agreement pursuant to which the Basis Points are awarded. Unless the Committee determines otherwise, twenty percent (20%) of the Basis Points awarded to a Participant at the beginning of the Performance Period shall be forfeited by the Participant for each year during the Performance Period that the Participant fails to achieve at least ninety percent (90%) of such Participant's annual target performance under the Ocwen Financial Corporation 1998 Annual Incentive Plan or other annual review process identified by the Committee. Furthermore, the Committee may provide that the commission of certain acts by the Participants in relation to the performance of their duties to the Company will result in a forfeiture of all or a portion of any Basis Points awarded. A Participant shall have no further rights with respect to any such forfeited Basis Points.

2.2  BASIS POINTS AWARD AGREEMENT

      Each award of Basis Points shall be evidenced by a Basis Points Award Agreement. The Basis Points Award Agreement shall specify, among other things, the terms and conditions of the award, the duration of the Performance Period, the Performance Targets to be achieved, and the vesting provisions and Restriction Period applicable to shares of Restricted Stock earned.

2.3  PERFORMANCE GOALS

      Each award of Basis Points shall be conditioned upon the Company's achievement of one or more Performance Targets established by the Committee for the applicable Performance Period and set forth in the Basis Points Award Agreement. The Committee, in its discretion, may establish Performance Targets for the Company as a whole or for only the business unit of the Company in which a given Participant is involved, or a combination thereof. The Committee may adjust the Performance Targets and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award of Basis Points to an individual who is then a Covered Employee, if such adjustment would cause compensation pursuant to such Basis Points award to cease to be performance-based compensation under
Section 162(m) of the Code.

2.4  PERFORMANCE PERIOD

      The Committee shall establish a Performance Period applicable to each award of Basis Points. Unless the Committee determines otherwise, the Performance Period for each award of Basis Points shall be five (5) years. There shall be no limitation on the number of Performance Periods established by the Committee, and more than one Performance Period may encompass the same calendar year. The Committee may lengthen or shorten any Performance Period if it determines that unusual or unforeseen events so warrant; provided, however, that no such adjustment shall be made with respect to any award to a Covered Employee if such adjustment would cause compensation pursuant to such Basis Points Award to cease to be performance-based compensation under Section 162(m) of the Code.

2.5  RIGHT TO PAYMENT OF RESTRICTED STOCK

(a)       Within ninety (90) days after the end of each Performance
          Period, the Committee shall determine the value of the Basis
          Points based on the Company's performance in relation to the established Performance Targets for such Basis Points.
(b) Within one hundred twenty (120) days after the end of the applicable Performance Period, the Company shall pay to the Participant the value of such Participant's Basis Points in the form of shares of Restricted Stock based on the Fair
          Market Value of the Common Stock on the last day of the Performance Period pursuant to which such payment is made.
          Such Restricted Stock shall be subject to the restrictions set forth in Article III hereof and shall be represented by a certificate of Common Stock registered in the name of the Participant but held in the custody of the Company until such restrictions lapse or are waived.

2.6  TERMINATION OF EMPLOYMENT DURING A PERFORMANCE PERIOD

(a) In the event a Participant terminates employment with the Company during a Performance Period for any reason, other than by reason of death, Disability or Retirement, all Basis
          Points theretofore awarded to the Participant shall terminate and the Participant shall forfeit all rights to earn Restricted Stock pursuant to such Basis Points.
(b) In the event a Participant terminates employment with the Company during a Performance Period by reason of death, Disability or Retirement, the Participant shall retain all Basis Points theretofore awarded and the Participant (or the Participant's beneficiary) shall be entitled to payment pursuant to Section 2.5 provided that the amount payable to or on behalf of such Participant shall be reduced on a prorated basis in order to reflect the number of months of employment during the Performance Period that the Participant was employed by the Company.
(c) Notwithstanding Section 2.6(a), in the event a Participant's employment terminates under special circumstances, the Committee may, in its sole discretion, continue a Participant's rights to earn all or a portion of the Restricted Stock which such Participant would have otherwise earned pursuant to such Participant's Basis Points had such Participant remained employed with the Company.

                        ARTICLE III -- RESTRICTED STOCK

3.1  VESTING OF RESTRICTED STOCK

      At the time an award of Basis Points is made, the Committee shall establish the terms on which any Restricted Stock earned pursuant to such Basis Points shall vest. Unless the Committee determines otherwise, the Restricted Stock shall, subject to Section 3.1(a), vest and become nonforfeitable in equal annual installments during the period beginning on the first anniversary of the last day of the Performance Period for which Restricted Stock was earned and ending on the tenth anniversary thereof.

(a) Upon vesting, shares of Restricted Stock shall be placed into the Deferred Compensation Trust for the benefit of the Participant until such shares are payable to the Participant in accordance with the terms of Article IV. The assets of the Deferred Compensation Trust, including the shares of Restricted Stock held by the trust and any income thereon, shall be subject to the claims of the Company's creditors in the event of bankruptcy or insolvency.

(b) Upon termination of a Participant's employment with the Company for any reason, other than by reason of death, Disability or Retirement, all unvested shares of Restricted
          Stock shall be forfeited by the Participant to the Company and the Participant shall have no further rights with respect thereto.

(c) Upon termination of a Participant's employment with the Company by reason of death, Disability or Retirement, all unvested shares of Restricted Stock shall be vested and shall be paid out to the Participant in accordance with the terms of Article IV.

3.2  RESTRICTED PERIOD

      At the time an award of Basis Points is made, the Committee shall establish a Restricted Period applicable to all Restricted Stock. Unless the Committee determines otherwise, the Restricted Period for shares of vested Restricted Stock shall begin on the last day of the Performance Period for which the Restricted Stock was earned and end on the date that such shares are payable to the Participant in accordance with the terms of Article IV.

3.3  RESTRICTIONS

      During the Restricted Period, the Restricted Stock shall be subject to the following terms and conditions:

(a) The Participant shall not be permitted to sell, assign, transfer, pledge, hypothecate or otherwise dispose of any shares of Restricted Stock.

(b)       Except as otherwise provided herein or in the Basis Points
          Award Agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

(c)       Cash dividends, if any, paid with respect to Restricted
          Stock shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Restricted
          Stock with respect to which such dividends were issued.

3.4  LAPSE OF RESTRICTIONS

      Vested shares of Restricted Stock shall become free of the restrictions imposed by Section 3.3 upon the occurrence of a Payment Event. The Committee may provide for the lapse of the restrictions applicable to vested shares of Restricted Stock based on such other factors as the Committee may determine and set forth in the Basis Point Award Agreement.

                             ARTICLE IV -- PAYMENT

      Upon the occurrence of a Payment Event all shares of Common Stock held in the Deferred Compensation Trust for the Participant shall be payable as follows:
(i) in the event of a termination other than by reason of death, Disability or Retirement, in five equal installments of 20% of such shares which shall be delivered to the Participant within 30 days following each of the next five (5) anniversaries of the Payment Event; or (ii) in the event of death, Disability or Retirement, in five equal installments of 20% of such shares which shall be delivered to the Participant within 30 days following each of the next five (5) anniversaries of the end of the next Performance Period to expire under the Plan following such Participant's death, Disability or Retirement (or if no Performance Period is then pending, within 30 days following the next five (5) anniversaries of a date to be determined by the Committee, which date may not be more than three (3) years following the date of such Participant's termination of employment). Notwithstanding the foregoing, the Committee may, in its sole discretion, determine to deliver all or a portion of the Common Stock held in the Deferred Compensation Trust earlier than provided by the preceding sentence.

                       ARTICLE V -- SHARE TAX WITHHOLDING

      At the discretion of the Committee, the Committee may permit a Participant to elect to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan by requesting that the Company either: (i) withhold shares of Common Stock otherwise issuable to the Participant; or (ii) by accepting delivery of shares of Common Stock previously owned by the Participant. In either case, unless otherwise determined by the Committee, the Fair Market Value of such shares of Common Stock will generally be determined on the date on which the tax due is determined. Shares of Common Stock previously acquired by the Participant under the Plan shall not be utilized for satisfaction of any withholding obligation unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine. Notwithstanding any other provision hereof to the contrary, the Committee, in its sole discretion, may at any time suspend, terminate, or disallow any or all entitlements previously granted to a Participant to use previously owned shares or the withholding of shares otherwise issuable to satisfy tax withholding obligations.

                         ARTICLE VI -- OTHER PROVISIONS

6.1  CASH AWARDS

      The Committee may, in its discretion, from time to time, award Basis Points under the Plan which are payable in cash. The terms of any such awards shall be evidenced by a written agreement between the Company and the Participant.

6.2  ADJUSTMENT IN NUMBER OF SHARES

      Awards of Basis Points may be adjusted by the Committee in the manner and to the extent it determines to be appropriate in the event of changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, reclassifications or other relevant changes in capitalization occurring after the date of the award. In the event of any such change in the outstanding shares, the aggregate number of shares of Common Stock available for issuance under the Plan may be appropriately adjusted by the Committee.

6.3  NO RIGHT TO EMPLOYMENT

      Nothing contained in the Plan or in any Basis Point Award Agreement shall confer upon any Participant any right with respect to continued employment with the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to at any time reassign the

Participant to a different job, change the compensation of the Participant or terminate the Participant's employment for any reason.

6.4  NONTRANSFERABILITY

      A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred without the consent of the Company except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution.

6.5  COMPLIANCE WITH GOVERNMENT REGULATIONS AND INTERPRETATION

      The Company shall not be required to issue or deliver shares or make payment upon any right awarded under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Florida applicable to contracts entered into and performed entirely in such State. In the event that any term of the Plan shall be deemed unenforceable as a matter of law, such term shall be deemed modified to the extent necessary to be enforceable and such term as modified shall be enforced to the fullest extent permitted by law.

6.6  RIGHTS AS A SHAREHOLDER

      Subject to the express terms of the Plan, a Participant shall have no rights as a shareholder with respect to any award under the Plan unless and until certificates for shares of Common Stock are issued in the name of such Participant.

6.7  UNFUNDED PLAN

      Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

6.8  FOREIGN JURISDICTIONS

      The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with the tax or other laws of foreign countries in order to promote achievement of the purposes of the Plan.

6.9  OTHER COMPENSATION PLANS

      Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for employees of the Company.

6.10  TERMINATION OF EMPLOYMENT -- CERTAIN FORFEITURES

      Notwithstanding any other provision of the Plan, a Participant shall have no right to receive payment of any Common Stock if: (i) the Participant is discharged for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion, (ii) if following the Participant's termination of employment with the Company by reason other than Retirement, and within a period of five years thereafter, the Participant engages in any business or enters into any employment which the Committee in its sole and absolute discretion determines to be (a) directly or indirectly competitive with the business of the Company or (b) substantially injurious to the Company's interests; or (iii) if following the Participant's termination of employment with the Company by reason of Retirement, the Participant engages in any business or enters into any employment without the prior written consent of the Company. A Participant may request the Committee in writing to determine whether any proposed business or employment activity would justify such a forfeiture. Such a request shall fully describe the proposed activity and the Committee's determination shall be limited to the specific activity so described.

                    ARTICLE VII -- AMENDMENT AND TERMINATION

      The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for issuance under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under an award previously made to such Participant without the consent of such Participant.

                         ARTICLE VIII -- EFFECTIVE DATE

      The Plan shall become effective immediately upon the approval and adoption thereof by the Board, but is subject to the further approval and adoption by the shareholders of the Company.

                                REVOCABLE PROXY

                          OCWEN FINANCIAL CORPORATION
        1675 PALM BEACH LAKES BOULEVARD, WEST PALM BEACH, FLORIDA 33401

    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OCWEN FINANCIAL CORPORATION, FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 1998 AND AT ANY ADJOURNMENT THEREOF.

    The undersigned hereby appoints John R. Erbey, William C. Erbey and Christine A. Reich, or any of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Ocwen Financial Corporation (the "Company") held of record by the undersigned on March 15, 1998 at the Annual Meeting of Shareholders to be held at the first floor offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 on Wednesday, May 13, 1998 at 9:00 a.m., Eastern Time, and at any adjournment thereof.

1. ELECTION OF DIRECTORS

/ / FOR all nominees listed below                 WITHHOLD AUTHORITY / /                  EXCEPTIONS / /
   (except as indicated)                     to vote for all nominees listed
                                                          below

 William C. Erbey, Hon. Thomas F. Lewis, W.C. Martin, Howard H. Simon and Barry
                                    N. Wish.

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
--------------------------------------------------------------------------------

2. PROPOSAL to adopt the Ocwen Financial Corporation 1998 Annual Incentive
Plan.                            / / FOR         / / AGAINST         / / ABSTAIN

3. PROPOSAL to adopt the Ocwen Financial Corporation Long Term Incentive
Plan.                            / / FOR         / / AGAINST         / / ABSTAIN

4. RATIFICATION OF THE APPOINTMENT by the Board of Directors of Price Waterhouse LLP as the independent auditor of the Company for the fiscal year ending
   December 31, 1998.            / / FOR         / / AGAINST         / / ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

    SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE ADOPTION OF THE COMPANY'S 1998 ANNUAL INCENTIVE PLAN, FOR THE ADOPTION OF THE COMPANY'S LONG-TERM INCENTIVE PLAN, AND FOR THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT AUDITOR. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of the Company to be held on May 13, 1998, or any adjournment thereof, a Proxy Statement for the Annual Meeting and the 1997 Annual Report to Shareholders of the Company prior to the signing of this proxy.

                                             ___________________________________

                                                         Signatures

                                             ___________________________________

                                             Dated: ____________________________

                                             Please sign exactly as your name(s)
                                             appear(s) on this Proxy. When
                                             signing in a representative
                                             capacity, please give title. When
                                             shares are held jointly, both
                                             owners should sign. PLEASE MARK,
                                             SIGN, DATE AND RETURN THIS PROXY
                                             PROMPTLY USING THE ENCLOSED
                                             ENVELOPE.

                                             Please check / / if you plan to
                                             attend the meeting.